LOAN AGREEMENT

THIS LOAN AGREEMENT (sometimes hereinafter referred to as Date”), by and between WSI INDUSTRIES, INC., a Minnesota corporation (hereinafter referred “Loan Agreement”) made effective as of this 15th day of February, 2017 (the “Effective to as “Borrower”), and TRADITION CAPITAL BANK, a Minnesota state banking corporation (hereinafter referred to as “Lender”).

WITNESSETH:

WHEREAS, Borrower has applied to Lender for a revolving line of credit up to the principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the “Loan”) to fund working capital of the Borrower; and

WHEREAS, Lender is willing to agree to provide the Loan to the Borrower on the terms and conditions more fully set forth in this Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties hereto agree as follows:

1.       Documents Delivered by Borrower. To induce the Lender to commit to make the requested Loan, and as a condition to an Advance (as defined herein) to the Borrower, the Borrower shall, on the date hereof, deliver or cause to be delivered to Lender the following, all of which shall be in form and substance acceptable to Lender:

1.1	Loan Agreement. This Loan Agreement executed by the Borrower and the Lender;

1.2	Revolving Promissory Note. A Revolving Promissory Note of even date herewith made by Borrower and payable to the order of Lender (“Note”) up to the principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the “Loan Amount”);

1.3	Guaranties. Guaranties (each, a “Guaranty” and collectively, the “Guaranties”) of Borrower’s obligations hereunder in favor of Lender executed and delivered by WSI Industries, Co., a Minnesota corporation and WSI Rochester, Inc., a Minnesota corporation (each, a “Guarantor” and collectively, the “Guarantors”), guarantying the Loan as more fully set forth in each Guaranty.

1.4	Security Agreements. A Security Agreement executed by Borrower and each Guarantor in favor of Lender (each a “Security Agreement” and collectively, the “Security Agreements”), pledging all business assets of the Borrower and each Guarantor, including accounts receivable, equipment, inventory and general intangibles;

1.5	UCC Financing Statements. UCC Financing Statements authorized and delivered by the Borrower and Guarantors for filing in such offices as the Lender may deem necessary or desirable to perfect the security interest granted by the Security Agreements (“Financing Statements”).

1.6	Certificate and Resolution of Borrower. A Certificate of Incumbency and Resolution executed by the Borrower with attached copies of the Borrower’s organizational documents and a resolution authorizing the borrowing of the Loan and execution and delivery of the Loan Document (the “Borrower Authority Documentation”).

1.7	Certificate and Resolution of Each Entity Guarantor. A Certificate of Incumbency and Resolution executed by each Guarantor that is an entity with attached copies of such Guarantor’s organizational documents and a resolution authorizing the guarantying of the Loan and execution and delivery of the Guaranty (the “Guarantor Authority Documentation”).

1.8	Affidavit Regarding Borrower. An Affidavit of Borrower setting forth certain facts pertaining to the Borrower.

1.9	Affidavit Regarding Each Guarantor. An Affidavit of Guarantor setting forth certain facts pertaining to each Guarantor.

1.10	Searches. Complete five part searches (UCC, state and federal tax liens, judgments, bankruptcies and pending litigation) on Borrower and Guarantors from such offices as the Lender may request which confirm there are no liens which would be prior to Lender’s interest (except as approved by Lender);

1.11	Financial Statement. Current financial statement from Borrower and Guarantors prepared in form and in manner acceptable to Lender.

(The Loan Agreement, Note, Guaranties, Security Agreements, Financing Statements, Borrower Authority Documents, Guarantor Authority Documentation, Affidavit of Borrower, Affidavit of Guarantors, together with any other documents executed and delivered in connection with the Loan, are hereinafter collectively referred to as the “Loan Documents”).

2.       Commitment of Lender. So long as there exists no Event of Default hereunder and no event has occurred which would be an Event of Default with the giving of notice or lapse of time or both, and subject to all other terms and conditions hereof, the Lender shall lend to the Borrower and Borrower may borrow from the Lender against the Note for the account of Borrower up to the amount of $1,500,000.00. The Borrower and Lender acknowledge and agree that the Note shall be revolving and that any payments by Borrower applied to the principal balance of the Note may be re-drawn by Borrower.

2.1	Late Fees. Borrower agrees to pay a late payment service charge in an amount equal to five percent (5.0%) of any installment of principal or interest on the Note not received by the Lender within ten (10) days after the date due.

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2.2	Payments. Payments shall be made in accordance with the terms and provisions of the Note.

2.3	Maturity. All unpaid principal of the Note and all interest accrued thereon shall be due and payable on February 15, 2018.

2.4	Computations. Interest on the Note and any other compensation payable to Lender thereunder shall be computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

2.5	Conditions Precedent to each Advance. The obligation of Lender to make any advance against the Note shall be subject to the further conditions precedent that on the date of each such Advance the following statements shall be true (the receipt by the Borrower of the proceeds of such Advance shall be deemed to constitute the representation or warranty by the Borrower that such statements are true):

(a)	The representations and warranties contained in Section 3 hereof and the affirmative covenants contained in Section 4 are true and correct on and as of the date of such Advance as though made on or as of such date; and

(b)	No Event of Default, as hereinafter defined, has occurred and is continuing, or would result from such Advance and no event has occurred which with the giving of notice or passage of time or both would mature into an Event of Default hereunder.

3.       Representations and Warranties. The Borrower represents and warrants that:

3.1	Organization, Qualification and Authorization. Borrower is a corporation, validly existing and in good standing under the laws of the State of Minnesota; has the power and authority to own its property and to carry on its business as now being conducted; and is duly qualified and licensed to do business, and is in good standing, in every jurisdiction in which the nature of the business in which it is engaged makes such qualification or licensing necessary.

3.2	Organization, Qualification and Authorization. Each Guarantor is a corporation, validly existing and in good standing under the laws of the State of Minnesota; has the power and authority to own its property and to carry on its business as now being conducted; and is duly qualified and licensed to do business, and is in good standing, in every jurisdiction in which the nature of the business in which it is engaged makes such qualification or licensing necessary.

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3.3	Validity of Obligations. Borrower has full power, right and authority to execute and deliver this Agreement, the Loan Documents and all other documents and agreements required to be delivered by it hereunder, to obtain the credit herein provided for, and to perform and observe each and all of the matters and things provided for in the Loan Documents. The execution and delivery of the Loan Documents and the performance or observance of the terms thereof has been duly authorized by all necessary company and member action and do not contravene or violate any provision of law or any provision of the Borrower’s organizational documents or any covenant, indenture or agreement of or binding upon Borrower nor require the consent or approval of any governmental entity or agency.

3.4	Title to Assets. The Borrower has good and marketable title to all of its property and assets reflected in the latest financial statements delivered to the Lender, subject to the encumbrances as therein detailed, and subject to such restrictions, easements, encroachments and other encumbrances to which such assets are customarily subject or which have no material adverse effect on the value of or development of the Property.

3.5	Litigation. To its actual knowledge, no actions, suits or proceedings are pending or, to Borrower’s knowledge, threatened, against or affecting it before any court, governmental or administrative body or agency which might result in any material adverse change in the operations, business property, assets or condition (financial or otherwise) of Borrower, or which would question the validity of this Agreement or of any action taken or to be taken by the Borrower pursuant to or in connection with this Agreement.

3.6	No Events of Default. No Event of Default as hereinafter defined has occurred and is continuing as of the date hereof and no event has occurred and is continuing which would be an Event of Default hereunder were it not for any grace period specified herein or which would become an Event of Default if notice thereof were given to Borrower.

3.7	Use of Proceeds. The Borrower shall use the proceeds to fund working capital for the Borrower.

3.8	Financial Condition. The financial statements of the Borrower heretofore furnished to the Lender, are complete and correct in all material aspects and fairly present the financial condition of the Borrower, as of the date of such statements, and have been accurately prepared containing all relevant financial items. Since the most recent set of financial statements delivered by the Borrower to the Lender, there have been no material adverse changes in the financial condition of the Borrower.

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3.9	Licenses. The Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted with Borrower.

3.10	Taxes. The Borrower has filed all tax returns required to be filed and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and the Borrower has no information or knowledge of any objections to or claims for additional taxes in respect of federal income or excise profit tax returns for prior years.

4.       Affirmative Covenants. The Borrower covenants and agrees with Lender that so long as any amount remains unpaid on the Note, Borrower will:

4.1	Maintain Assets. Maintain and keep its assets, properties and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs so that at all times Borrower’s business can be operated efficiently.

4.2	Insurance. Insure and keep insured all of its property of an insurable value (except sign structures, posters, or panels) under all risk policies in an amount reasonably acceptable to the Lender and carry such other property insurance as is usually carried by persons engaged in the same or similar business, all such insurance, to name the Lender as loss payee, and from time to time furnish to Lender upon request appropriate evidence of the carrying of such insurance, but not more often than twice in a calendar year.

4.3	Financial Information. Furnish to the Lender:

(a)	Within ninety (90) days after the end of Borrower’s fiscal year, a set of consolidated audited financial statements for such fiscal year for Borrower and Guarantors, including a balance sheet, statement of cash flow, profit and loss statement and related statements prepared by a certified public accountant in accordance with normal and customary accounting procedures, all in reasonable detail;

(b)	Within thirty (30) days after the end of each month, a set of internally prepared consolidated financial statements for Borrower for the previous month, including a balance sheet, statement of cash flow, profit and loss statement and related statements in accordance with normal and customary accounting procedures, all in reasonable detail;

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(c)	Within forty-five (45) days after the end of each quarter, a set of consolidated financial statements for Borrower for the previous quarter, including a balance sheet, statement of cash flow, profit and loss statement and related statements as such financial statements are approved by the Board of Directors and in accordance with normal and customary accounting procedures, all in reasonable detail;

(d)	Within twenty (20) days of the request of Lender, Borrower shall provide to Lender an accounts receivable aging and inventory listing, both in form and content reasonably acceptable to Lender; and

(e)	Such other information as the Lender may reasonably request from time to time.

4.4	Access to Records. Permit any person designated by Lender, at Lender’s expense upon at least twenty-four (24) hour reasonable prior notice, to visit and inspect any of its properties, corporate books and financial records and to discuss its affairs, finances and accounts with the principal officers of Borrower, all at such reasonable times and as often as Lender may reasonably request.

4.5	Taxes, Assessments and Charges. Promptly pay over to the appropriate authorities all sums for taxes deducted and withheld from wages as well as the employer’s contributions and other governmental charges imposed upon or asserted against Borrower’s income, profits, properties and rental charges or otherwise which are or might become a lien charged upon Borrower’s properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established on Borrower’s books with respect thereto.

4.6	Notification of Changes. Promptly notify the Lender of:

(a)	Any litigation which might materially and adversely affect Borrower;

(b)	The occurrence of any Event of Default under this Agreement or any event of which Borrower has knowledge and which, with the passage of time or giving of notice or both, would constitute an Event of Default under this Agreement; or

(c)	Any material adverse change in the operations, business, properties, assets or conditions, financial or otherwise, of the Borrower.

4.7	Company Existence. The Borrower shall maintain its corporate existence in compliance with all applicable statutes, laws, rules and regulations.

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4.8	Books and Records. Keep true and accurate books, records and accounts in accordance with sound accounting and bookkeeping practices.

4.9	Reimbursement of Expenses. Promptly reimburse Lender for any and all reasonable out-of-pocket expenses, and all fees and disbursements, including actual and reasonable attorneys’ fees incurred and paid for by Lender, incurred in connection with the preparation and performance of this Agreement and the instruments and documents related thereto, and all expenses of collection of the Loan to be made hereunder, including actual and reasonable attorneys’ fees incurred and paid for by Lender.

4.10	Repayment of Excess Borrowings. Immediately pay to the Lender any amounts by which the outstanding principal balance of the Note exceeds the amount of the Loan.

4.11	Working Capital. At all times while the Loan is outstanding, Borrower shall maintain minimum Working Capital of no less than $4,500,000.00. “Working Capital” shall be defined as current assets (to include cash, accounts, receivables and inventory) minus current liabilities. The Working Capital covenant shall be tested monthly commencing on March 31, 2017 and tested monthly thereafter.

4.12	Tangible Net Worth. At all times while the Loan is outstanding, Borrower shall maintain a minimum Tangible Net Worth of no less than $9,000,000.00. “Tangible Net Worth” shall be defined as net worth less intangible assets and goodwill. The Tangible Net Worth shall be tested monthly commencing on March 31, 2017 and tested monthly thereafter.

4.13	Compliance Certificate. Within thirty (30) days after the end of each month while the Loan is outstanding, Borrower shall complete and submit a Compliance Certificate in the form attached as Exhibit A, certifying the information contained thereof is true and correct.

5.       Negative Covenants. The Borrower hereby covenants and agrees with the Lender that so long as any amount shall remain unpaid on the Note, or so long as Lender has any obligation to make advances hereunder, Borrower will not:

5.1	Merge, Consolidate or Sell. Merge or consolidate with or into another entity, or lease, or sell all or substantially all of its property and business to any other entity or entities.

5.2	Default on Other Obligations. Default upon or fail to pay, beyond any applicable periods of grace, any of its other debts or obligations as the same mature, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established on Borrower’s books with respect thereto.

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5.3	Material Adverse Change. While the Loan is outstanding, Borrower shall not have a material adverse change in its operations, business, properties, assets or financial condition, which would materially impair to the risk of repayment of the Note.

6.       Defaults.

6.1	Events of Defaults. Each of the following occurrences shall constitute an event of default hereunder (herein called an “Event of Default”):

(a)	Payment. Borrower shall fail to pay, within ten (10) days of when due, any payments due under the Note; or

(b)	Other Payments. Borrower shall fail to pay any amounts other than those set forth in Section 6.1(a) herein required by the Borrower under the Loan Documents within ten (10) days of when due; or

(c)	Other Covenants or Agreements Herein. Borrower shall default in any material respect in the due performance or observance of any term, covenant or agreement contained in this Agreement or any of the other Loan Documents (other than payments under the Note) and such default shall continue for a period of thirty (30) days after written notice thereof shall have been given by Lender to Borrower or if such default does not consist of the non-payment of money and cannot reasonably be cured within thirty (30) days, for such longer period of time not exceeding sixty (60) days as may be necessary to cure such default with the exercise of due diligence so long as Borrower is diligently proceeding to cure such default; or

(d)	Default In Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may reasonably be expected to materially affect Borrower’s ability to repay the Note or perform Borrower’s obligations under any of the Loan Documents and such default is not cured within thirty (30) days; or

(e)	Insolvency. Borrower or Guarantors shall: (i) become insolvent; (ii) suspend business; (iii) make a general assignment for the benefit of its or their creditors; (iv) admit in writing its, his or their inability to pay its, his or their debts generally as they mature; (v) file a petition in bankruptcy or a petition or answer seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State thereof; (vi) consent to the appointment of a trustee or receiver for Borrower or for a substantial part of its, his or their property; (vii) be adjudicated a bankrupt or fail to cause an involuntary petition in bankruptcy to be dismissed within sixty (60) days after the filing thereof; (viii) take any action for the purpose of effecting or consenting to any of the foregoing; or (ix) have an order, judgment or decree entered appointing a trustee, conservator or receiver for Borrower or Guarantors or for a substantial part of its property, or approving a petition filed against Borrower or Guarantors seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State hereof, which order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry; or

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(f)	Representations and Warranties. If any material representation or warranty contained in this Agreement or any of the other Loan Documents or any letter or certificate furnished or to be furnished to the Lender by the Borrower pursuant to this Agreement proves to be false in any material respect as of the date executed or delivered to Lender; or

(g)	Judgments. Judgments against Borrower for the payment of money totaling in excess of $50,000.00 shall be outstanding for a period of thirty (30) days without a stay of execution; or

(h)	Material Adverse Change. Any Material Adverse Change shall occur in the condition (financial or otherwise) of the Borrower or any Guarantor which, in the reasonable opinion of the Lender, materially increases its risk with respect to the Note; or

(i)	Other Agreements. Borrower defaults under the terms and conditions of any other agreements with or indebtedness to the Lender which default is not cured within any applicable cure period, or if no cure period is provided and such other default does not consist of non-payment of money, such default is not cured within thirty (30) days of receipt of written notice from Lender of such default, except no notice shall be provided for a default under Section 6.1(a) or 6.1(b) herein.

6.2	Lender’s Right Upon Default. Upon an Event of Default, Lender, at its option, shall, in addition to any other remedies which it might be entitled to by law, have the right to:

(a)	Cancel its obligations pursuant to this Loan Agreement;

(b)	Refuse to advance any further amount under the Note;

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(c)	Accelerate amounts outstanding on the Note and demand their immediate payment in full without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are expressly waived;

(d)	Bring appropriate action to enforce performance and the correction of such failure or default;

(e)	Foreclose the security interests in the collateral granted pursuant to the Security Agreements;

(f)	Cure such default on behalf of Borrower and add the amount necessary to cure such default to the amount owing under the Note;

(g)	Enforce any other rights or remedies the Lender may have under the Loan Documents.

(h)	Take such other actions as may otherwise be available in equity or at law.

7.       Notices. Any notices given hereunder shall be in writing and shall be deemed to have been given when delivered personally or two (2) days after deposited in the United States mail, certified, postage prepaid, addressed as follows:

If to Borrower at:	WSI Industries, Inc.
213 Chelsea Road
Monticello, MN 55362
Attn: Paul Sheely

If to Lender at:	Tradition Capital Bank
7601 France Avenue South, Suite 140
Edina, MN 55435
Attn: Natalia Armitage

or addressed to any such party at such other address as such party shall hereafter furnish by ten (10) days’ advance notice to the other party.

7.1	Headings. The headings used in this Loan Agreement are for convenience only and do not define, limit or construe the contents of this Loan Agreement.

7.2	Bindings on Successors and Assigns. Subject to the limitations contained in this Loan Agreement, this Loan Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

7.3	Survival of Warranties and Agreements. All of the representations, warranties and agreements made herein, in the application for the Loan, any other instrument required under this Loan Agreement or in connection with the Loan shall survive the Closing and inure to the benefit of the Lender, its successor and assigns.

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7.4	Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

7.5	Amendments. This Loan Agreement and the documents related hereto may not be amended or modified, nor may any of their terms (including without limitation, terms affecting the maturity of or rate of interest on the Note) be modified or waived, except by written instruments signed by the Lender and the Borrower.

7.6	Offset. Borrower hereby grants to Lender a security interest in all accounts of Borrower with the Lender. Upon the occurrence of an Event of Default, Lender is authorized at any time and from time to time without notice to Borrower or to any other person, any such notice being hereby expressly waived, to set off any and all deposits, and any other indebtedness at any time held or owing by Lender, to or for the credit or the account of Borrower, against the obligations and liabilities of Borrower to Lender under this Loan Agreement and the Note.

7.7	Account Relationship. Borrower acknowledges that it shall maintain its primary deposit account, including its operating account, with the Lender. The monthly payment due under the Note shall be automatically deducted each month out of the operating account held by the Borrower at the Lender. Borrower shall be responsible to ensure sufficient amounts exist in the deposit account for the monthly payment amount to be under the Note and that a failure to keep sufficient funds in the deposit account shall not alleviate Borrower’s obligation to timely make payments under the Note.

7.8	Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the Note, as applicable, and any other Loan Documents, shall be construed in accordance with and governed by the laws of the State of Minnesota. Borrower hereby consents to the jurisdiction of the Courts of Hennepin County, the State of Minnesota, for any actions brought hereon or under the Note, as applicable.

7.9	No Waivers. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder and no course of dealing between the Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

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7.10	OFAC Lists. Borrower represents and warrants to Lender that: (i) no Related Entity is (and to Borrower’s knowledge after diligent inquiry, no other person holding any legal or beneficial interest whatsoever in Borrower, directly or indirectly, is) included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended (“Executive Order 13224”), or any similar list issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”); and (ii) none of the Related Entities are controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224, or any other OFAC Lists. “Related Entity” shall mean Borrower, Mortgagor, or Company or any member of Borrower, Mortgagor, Company and any other affiliate of Borrower, Mortgagor, and Company which directly or indirectly owns any legal or beneficial interest in Borrower.

7.11	Compliance with Anti-Terrorism Regulations.

(a)	Borrower hereby covenants and agrees that: (i) no Related Entity will be included in, owned by, controlled by, act for or on behalf of, provide assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224 or any other OFAC Lists; and (ii) none of the Related Entities will be controlled by, act for or on behalf of, provide assistance, support, sponsorship, or services of any kind to, or otherwise associate with any of the persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224, or any other OFAC lists.

(b)	Borrower hereby covenants and agrees that it will comply at all times with the requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Section 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56; the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S. C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Government Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws or regulation currently in force or hereafter enacted (collectively, the “Anti-Terrorism Regulations”).

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(c)	Borrower herby covenants and agrees that if it becomes aware or receives any notice that any Related Entity is named on any of the OFAC Lists (such occurrence, an “OFAC Violation”), Borrower will immediately: (i) give notice to Lender of such OFAC Violation; and (ii) comply with all laws applicable to such OFAC Violation (regardless of whether the party included on any of the OFAC Lists is located within the jurisdiction of the United States of America), including without limitation, the Anti-Terrorism Regulations, and Mortgagor hereby authorizes and consents to Lender’s taking any and all steps Lender deems necessary, in its sole discretion, to comply with all Laws applicable to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Regulations (including the “freezing” and/or “blocking” of assets).

(d)	Upon Lender’s request from time to time during the term of the Loan, Borrower agrees to deliver a certification confirming that the representations and warranties set forth in Section 7.10 above remain true and correct as of the date of such certificate and confirming Borrower’s compliance with this Section 7.11.

7.12	Participations. Lender shall have the right to grant participations in the Loan to one or more other lending institutions, and such participants shall be entitled to the benefits of this Agreement, to the same extent as if they were a direct party hereto; provided, however, that no such participation by any such participant shall in any way affect the obligation of the Lender under the Loan; and provided further that no such participant shall be entitled to receive payment hereunder of any amount greater than the amount which would have been payable had the Lender not granted a participation to such participant.

[Remainder of this page intentionally left blank; signature page follows]

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IN TESTIMONY WHEREOF, each of the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

BORROWER:

WSI INDUSTRIES, INC.,
a Minnesota corporation

By:	/s/ Paul D. Sheely
Name:	Paul D. Sheely
Its:	Chief Financial Officer

LENDER:

TRADITION CAPITAL BANK,
a Minnesota banking corporation

By:	/s/ Natalia Armitage
Name:	Natalia Armitage
Its:	Senior Vice President

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EXHIBIT A

COMPLIANCE CERTIFICATE

See attached.

COMPLIANCE CERTIFICATE

TO:	Tradition Capital Bank, a Minnesota banking corporation (“Lender”).

Pursuant to that certain Loan Agreement dated February 15, 2017, by and between the WSI INDUSTRIES, INC., a Minnesota corporation (“Borrower”) and Lender, and any amendments thereto and extensions thereof (“Loan Agreement”), the undersigned hereby:

A.	Repeats and reaffirms to the Lender each and all of the representations and warranties made by the Borrower in the Loan Agreement and the agreements referred to therein or related thereto, and certifies to the Lender that each and all of said warranties and representations are true and correct as of the date hereof, except as they relate to an earlier date. Unless otherwise defined herein, all terms used herein which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement.

B.	Represents, warrants and certifies to the Lender that the Borrower has achieved the required dollar amount set forth below for each of the covenants as defined in Sections 4.11 and 4.12 of the Loan Agreement as of the date of this Compliance Certificate.

Covenants	Required	Actual
Minimum Tangible Net Worth	$9,000,000.00	$-
Minimum Working Capital	$4,500,000.00	$-

C.	Represents, warrants and certifies that no Event of Default is existing at the date of this Compliance Certificate, and to the best of the knowledge and belief of the officer of the undersigned executing this Compliance Certificate, there has not been (except as may be otherwise indicated below) any change since the computation date specified above which would materially change any of the amounts shown above as such amounts were computed as of the date of this Compliance Certificate:____________________________________________________________

Date: ______________________.	WSI INDUSTRIES, INC.,
a Minnesota corporation

By:
	Name:	Paul D. Sheely
	Its:	Chief Financial Officer